Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
615-890-9100

NHI Announces Fourth Quarter 2015 Earnings Release and Conference Call Date

MURFREESBORO, Tenn.--(January 26, 2016)-- National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the fourth quarter ended December 31, 2015. NHI plans to issue its earnings release for the fourth quarter before the market opens on Thursday, February 18, 2016, and will host a conference call on the same day at 1 p.m. ET. The number to call for this interactive teleconference is (212) 231-2933 with the confirmation number, 21804579.

The live broadcast of NHI’s fourth quarter conference call will be available online at www.nhireit.com as well as https://www.webcaster4.com/Webcast/Page/633/13092 on Thursday, February 18, 2016, at 1 p.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.